FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): January 8, 2001


                             Allegheny Energy, Inc.

             (Exact name of registrant as specified in its charter)


Maryland                        1-267                   13-5531602
(State or other jurisdiction    (Commission File        (IRS Employer
of incorporation)               Number)                 Identification Number)


                             10435 Downsville Pike
                        Hagerstown, Maryland 21740-1766

                    (Address of principal executive offices)

Registrant's telephone number,
        Including area code:            (301) 790-3400

Item 1-8.       Not Applicable

Item 9. Regulation FD Disclosure

          On January 8, 2001, Allegheny Energy, Inc. (Allegheny) made the following presentation.

[LOGO]
Transforming into a Leading National Energy Merchant
January 2001
                                                                               1

[LOGO]
Alan J. Noia,
Chairman, President,
and Chief Executive Officer
Allegheny Energy, Inc.
                                                                               2

Safe Harbor Statement Under the Private
Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------

Certain statements within constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, and prices. Such factors include, among others, the following: general and economic and business conditions; industry capacity; changes in technology; changes in political, social, and economic conditions; changes in the price of electricity; regulatory matters; litigation involving Allegheny Energy; regulatory conditions applicable to Allegheny Energy; the loss of any significant customers; and changes in business strategy or development plans.
                                                                               3

Terms
--------------------------------------------------------------------------------

Consideration:  $490 million plus a 2% equity interest
                in Allegheny Energy Supply

Closing:        Expected in the first quarter of 2001

Approvals:      FERC, Hart-Scott-Rodino
                                                                               4

Enhances Allegheny Energy's
Earnings Growth and Shareholder Value
--------------------------------------------------------------------------------

o Accretive to Allegheny Energy's earnings in 2001 by $0.30 to $0.40 per share, excluding goodwill

o    Near- and long-term corporate earnings growth in excess of 10%

o Supports Allegheny Energy Supply's growth as an energy merchant and allows it to compete with other power growth companies
                                                                               5

Enhances Allegheny Energy's
Earnings Growth and Shareholder Value
--------------------------------------------------------------------------------

o Enhanced gross margins on Allegheny Energy Supply's existing and planned generation through portfolio optimization

o Accelerated revenue potential from both in-house marketing activities and Merrill Lynch referral agreement
                                                                               6

Accelerates  Allegheny Energy's  Transformation
Into  a  Leading  National  Energy  Supplier
--------------------------------------------------------------------------------
[Map of United States showing NERC Regions Allegheny Energy Power Stations and Service Territory in Mid-1999]
                                                                               7

Accelerates   Allegheny  Energy's
Transformation  Into a  Leading  National  Energy  Supplier
--------------------------------------------------------------------------------

o    8,505 MW of total generating capacity

o    2,795 MW of unregulated capacity

o    88 MW under development
                                                                               8

Accelerates  Allegheny  Energy's  Transformation
Into a Leading National Energy Supplier
--------------------------------------------------------------------------------
[Map of United States showing NERC Regions, Allegheny Service Terrirory, current Power Stations and Future Power Stations in 2000]
                                                                               9

Accelerates  Allegheny Energy's  Transformation Into a Leading National
Energy Supplier
--------------------------------------------------------------------------------

o    Nearly 13,000 MW of total generating capacity

o    Allegheny Energy Supply formed in November 1999

o    6,459 MW transferred to Allegheny Energy Supply

o    2,350 MW to be transferred from regulated affiliate

o    Nearly 2,500 MW announced under development

o    1,793 MW being purchased

                       GEM Provides a Platform to Unlock
                     the Value of allegheny Energy Supply's
                           Low-Cost Generating Fleet
                                                                              10

The GEM  Platform
--------------------------------------------------------------------------------

o    Established power and gas trading presence

o    Top-tier trading and marketing skills

o    Leverages   Allegheny  Energy  Supply's  expertise  in  operating  low-cost generating assets and GEM's strength in power marketing to create a strong energy merchant

o Enables growth more quickly and at lower risk than strategy of organic growth

              Combined with GEM, Allegheny Energy Supply Will Be a
           Best-in-Class Generation, Trading, and Marketing Operation
                                                                              11

The Allegheny Energy Supply/
Global Energy Markets Team
--------------------------------------------------------------------------------

o    Dan Gordon to lead the newly combined team

o GEM's existing management team has executed employment contracts with Allegheny Energy Supply

o    Integration process under way to determine final structure

                                                                              12
[LOGO]
Thomas Davis
Executive Vice President,  Merrill Lynch
President,  Corporate and
Institutional Client Group
                                                                              13

[LOGO]
Daniel L. Gordon
President, Allegheny  Energy  Supply's
Trading  Division
Head of  Global  Energy  Markets
                                                                              14

Overview of GEM
--------------------------------------------------------------------------------
TWO-TIERED STRATEGY:       Focus on longer-term transactions with higher
                           margins

                           Capitalize on market intelligence to create a steady flow of short-term commodity trades

TRACK RECORD:              #1 investment bank in power trading*

                           Top 20 overall in terms
                           of trading volume as of
                           Q3 2000*; 60 active
                           counter-parties; 7,000
                           trades in portfolio;
                           3,000 active

GROSS MARGINS              1999:    $49 million

                           2000 (forecasted):         $72.5 million

OPERATIONS:                24/7 desk in most North American power, natural
                           gas, and oil markets

*  According to Power Markets Week, August 2000
                ------------------


                                                                              15

GEM's Trading  Activities
--------------------------------------------------------------------------------

o    Fuel  tolling  agreements   throughout  the  United  States,   including  a
     long-dated gas tolling arrangement in WSCC

o    Load service and load-shaping agreements in PJM, New York, and WSCC

o    Asset optimization  transactions

o    Natural  gas and  crude oil  securitization  transactions

o    Other  complex  derivative/structured   finance/commodity  risk  management
     strategies
                                                                              16

GEM's  Infrastructure
--------------------------------------------------------------------------------

o    GEM  has  an  established,   tested,   and  comprehensive  risk  management
     infrastructure that combines the sophistication of a financial services firm with the unique attributes of energy commodities

o The GEM infrastructure provides a solid and experienced platform from which GEM conducts its business

o Risk analytics, risk reporting, option valuation and built-in redundancies ensure the integrity and reliability of GEM's operations

o    GEM's infrastructure is a key competitive advantage
                                                                              17

Portfolio  Optimization
--------------------------------------------------------------------------------
o GEM has a competitive
     advantage to realize significant value from the AE Supply generation portfolio. This competitive advantage stems from GEM's:

     -    Risk management infrastructure

     -    Derivative pricing/valuation models

     -    Innovative structured transaction expertise

     -    Market information and trading experience

     -    Significant synergies within existing portfolio
                                                                              18

Forming a Leading Energy Merchant Company
--------------------------------------------------------------------------------

FACTORS NECESSARY FOR SUCCESS                           COMBINED PLATFORM
--------------------------------------------------------------------------------

Access to a portfolio                   Easy access to six liquid trading hubs
of generating assets                    Nearly 13,000-MW generation portfolio
--------------------------------------------------------------------------------

Trading, marketing, and                 Management team with
risk management skills                  50+ years combined experience
--------------------------------------------------------------------------------

Growth potential                        Established national fleet with
                                        projects under development
--------------------------------------------------------------------------------

Internal success factors                A properly incentivized team
                                        Firm-wide commitment to success
--------------------------------------------------------------------------------

Portfolio diversity                     Existing base of low-cost assets
                                        Newly acquired/development gas plants
--------------------------------------------------------------------------------

                                                                              19
Allegheny Energy Supply and GEM
--------------------------------------------------------------------------------

YEAR-TO-DATE SEPTEMBER 30, 2000

RANK                 COMPANY                 MWH (MM)

1                    Enron                   404.0
2                    AEP                     290.9
3                    PG&E                    210.0
4                    Duke                    199.3
5                    Southern                154.0
6                    Reliant                 133.0
7                    Constellation           130.9
8                    Aquilla                 127.9
9                    Dynegy                   95.9
10                   Edison                   93.8
11                   AE SUPPLY                90.3
12                   Avista                   89.7
13                   Williams                 84.3
14                   El Paso                  79.2
15                   PSEG Power               74.7

                               Combined with GEM,
                             Allegheny Energy Supply
                                 will be one of
                                the largest power
                             marketers in the nation
                            based on volume of trades


                                                                              20

[LOGO]
Michael P. Morrell,
Senior Vice President
and Chief Financial Officer
Allegheny Energy, Inc.
(President, Allegheny Energy Supply, Effective Feb. 1)
                                                                              21

Additional Terms
--------------------------------------------------------------------------------

o Merrill Lynch will refer its clients with energy trading needs to Allegheny Energy Supply

o    Acquisition includes support infrastructure necessary to conduct business

o    Merrill Lynch non-compete in North America for 30 months
                                                                              22


Strategic Benefits of the  Transaction
--------------------------------------------------------------------------------

o    Enhances risk management skills

o    Optimizes portfolio

o    Unlocks value of generation assets

o    Should enhance the value of Allegheny Energy Supply
                                                                              23

Synergy  Opportunities
--------------------------------------------------------------------------------

o    $20-25 million of expected annual revenue synergies

o    New structured transactions

o    Expected cost savings of $4-8 million annually
                                                                              24


EBIT and Earnings Opportunities
--------------------------------------------------------------------------------

(MILLIONS)

                                      2001                    2005
                                      ----                    ----
GEM EBIT                               $70                    $131

GROSS SYNERGIES                         25                      25
                                      ----                    ----

    TOTAL                               95                     156

CASH EARNINGS                          $35                     $60

* Assumes FASB removes current requirement for goodwill amortization.


                                                                              25
Financing
--------------------------------------------------------------------------------

o    $490 million to be financed with debt

o    Committed to investment grade rating for Allegheny Energy Supply Company

                                                                              26

Fulfilling Our Goals and Promises -
Allegheny Energy Historical Performance
--------------------------------------------------------------------------------
Percentage of Total Revenues-Unregulated
   1998  2000              2005
   10%   43%      +33%     70%

Percentage of Net Income-Unregulated
   1998  2000              2005
   0     17%      +17%      75%

Total Generating Portfolio (MW)
   1998  2000              2005
   8,397 8,763    +4%      18,000
                                                                              27

Earnings Outlook
--------------------------------------------------------------------------------
                                                  Earnings
2001                                              per share
 Company guidance (without acquisition)   $3.10      -      $3.30
 Generation acquisition increment           .40               .40
 GEM acquisition increment*                 .30      -        .40
 Company guidance (with acquisition)      $3.80      -      $4.10

 Consensus                                         $3.18

* Assuming no FASB requirement to amortize goodwill.

                                                                              28

[LOGO]
Transforming into a Leading
National Energy Merchant
January 2001
                                                                              29

                                      # # #


     During the presentation, Mr. Alan J. Noia, Allegheny's Chairman, President and Chief Executive Officer, spoke from the following prepared text.

     Certain statements within constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, and prices. Such factors include, among others, the following: general and economic and business conditions; industry capacity; changes in technology; changes in political, social, and economic conditions; regulatory matters; litigation involving Allegheny Energy; regulatory conditions applicable to Allegheny Energy; the loss of any significant customers; and changes in business strategy or development plans.



AL NOIA'S PROJECT FALCON TALKING POINTS

SLIDE 1  TITLE SLIDE

SLIDE 2  AL NOIA INTRODUCTORY SLIDE
Good morning. On behalf of Allegheny Energy, I would like to thank you all for your interest in what I believe is an exciting next step as we transform our Company into a leading national energy merchant. I would like to welcome all of those in attendance here in New York today and also those who have joined us via phone and by webcast. We have a compelling story to tell today -- one that we believe advances Allegheny Energy from Main Street to Wall Street. But, before I get to that, let me introduce those who are here with me: Tom Davis, Executive Vice President of Merrill Lynch and Company and President of its Corporate and Institutional Client Group; and Flavio Bartmann, Managing Director and Head of Strategy and Capital Allocation for Global Debt Markets. I would also like to introduce Mike Morrell, Senior Vice President and Chief Financial Officer of Allegheny Energy and soon-to-be President of our Allegheny Energy Supply subsidiary, and Dan Gordon, Head of Global Energy Markets and the soon-to-be appointed President of Supply's Trading Division. Also, in attendance from Allegheny Energy are Greg Fries, Manager of Investor Relations; Rich Gagliardi, Vice President of Administration; Cynthia Shoop, Vice President of Corporate Communications; Peter Dailey, Executive Director of Business Development; Ken Blasko, Director of Strategic Planning; and Terry Burke, Deputy General Counsel. Also, a special welcome to Steve Rice, a long-standing member of our Board who was in town today on other business and could stop by to join us.


SLIDE 3  "SAFE HARBOR LANGUAGE"
Before we begin discussing the announcement that was made earlier this morning, I would like to direct your attention to the safe harbor statement in our material and on the screen. While I will be moving ahead, I encourage you to take the time to review this language.

As you know, today we announced the acquisition of Global Energy Markets, or G.E.M, which is Merrill Lynch's energy commodity marketing and trading unit. We are rapidly growing our fleet of generating plants throughout the United States. Just last Friday we announced plans to construct a 630-MW natural gas-fired merchant plant near South Bend, Indiana. With this and other expansion projects and acquisitions, Allegheny's portfolio will grow to nearly 13,000 MW. I'll discuss this in a bit more detail in a few minutes.

For the better part of a year, I have personally worked on finding a partner with world-class trading, marketing, and risk management skills. This acquisition brings us these skill sets in spades. It is a major, transforming step. It represents a unique opportunity to combine a disciplined and established trading and risk management business with one of the best, low-cost generation portfolios in North America. I am thrilled about the opportunities that it creates for our shareholders and employees. G.E.M's strength in energy trading is also in line with and complements our strategy to grow our successful low-cost fleet regionally and now nationally.

SLIDE 4  "TERMS"
The consideration to be paid for G.E.M is $490 million in cash and a 2 percent equity interest in our Supply subsidiary. The transaction requires regulatory approvals from only the FERC and the Federal Trade Commission/Department of Justice. We expect that it will be successfully completed this quarter, at which time G.E.M will assume responsibility for all energy commodity risk management activities within Allegheny Energy Supply.

SLIDE 5  "ENHANCES AYE'S EARNINGS GROWTH AND SHAREHOLDER VALUE"
The addition of G.E.M will create significant value for our shareholders. We expect that the transaction will be 30 to 40 cents accretive to net income before goodwill amortization in the first full year after the close of the transaction. Coupled with our recently announced acquisitions and other already planned development projects, G.E.M will help ensure we achieve corporate earnings growth in excess of 10 percent and supports our growth and competitiveness.

SLIDE 6  "ENHANCES AYE'S EARNINGS GROWTH AND SHAREHOLDER VALUE"
Our growth in corporate earnings will result primarily from portfolio optimization and increased revenue opportunities. Specifically, G.E.M will enhance the gross margin on our existing and planned generation. In addition, growth is expected from both in-house marketing and trading activities and from the referral agreement that we have with Merrill Lynch. Mike and Dan will discuss each of these areas in greater detail a bit later.

SLIDES 7 "ACCELERATES ALLEGHENY ENERGY'S TRANSFORMATION"
As you can see, we are transforming ourselves into a leading player in the national energy marketplace.

SLIDE 8  "ACCELERATES ALLEGHENY ENERGY'S TRANSFORMATION"
In less than a year, we have announced significant increases in our generating capacity.

SLIDE 9  "ACCELERATES ALLEGHENY ENERGY'S TRANSFORMATION"
We announced in November the purchase of three natural gas-fired merchant generating facilities in the Midwest. This acquisition will add more than 1,700 MW to our portfolio and provide us with new capacity within the ECAR MAIN, and SERC. Additional capacity of nearly 2,500 MW will come from plant development projects in Arizona, Pennsylvania, and Indiana. Since mid-1999, we have tripled the generating capacity of our Supply subsidiary.

SLIDE 10 "ACCELERATES ALLEGHENY ENERGY'S TRANSFORMATION"
Over the past year, as we looked for ways to unlock the value of our generating assets, we carefully considered other similar transactions along with the "build-your-own" alternative. We stopped searching when we found G.E.M. We believe that G.E.M's market knowledge and market presence complement our existing skills and provide a platform from which we can immediately unlock the value of our low-cost fleet. G.E.M will also help us better mitigate the risks inherent in managing our energy and fuels portfolio.


SLIDE 11          "THE G.E.M PLATFORM"
Changes in our industry are creating exciting growth opportunities for companies with a comprehensive understanding of power marketing and trading and an asset base to continue to capitalize on market opportunities. G.E.M's top-tier trading and marketing skills and strength in power marketing, coupled with our expertise in operating low-cost generating assets will ensure that we are one of the strongest energy merchants in the industry.

SLIDE 12    "THE ALLEGHENY ENERGY SUPPLY TRADING DIVISION TEAM"
The Trading Division of Allegheny Energy Supply will be led by Dan Gordon, as its President, who will have responsibility for all commodity risk management activities. Dan will report to Mike Morrell. Dan is the founder and head of G.E.M and also served as a Director in the Global Debt Markets Division of Merrill Lynch. Prior to joining Merrill, Dan was one of the original members of the Goldman Sachs/Baltimore Gas & Electric joint venture known as "Constellation Power Source." An integration process has already begun. With complementary skills and our asset base, we believe that with G.E.M we have a winning combination.

                                      # # #


During the presentation, Daniel L. Gordon, head of the global energy markets at Merrill Lynch spoke from the following prepared remarks.

Certain statements within constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, and prices. Such factors include, among others, the following: general and economic and business conditions; industry capacity; changes in technology; changes in political, social, and economic conditions; regulatory matters; litigation involving Allegheny Energy; regulatory conditions applicable to Allegheny Energy; the loss of any significant customers; and changes in business strategy or development plans.

     SLIDE 13 - DAN GORDON INTRODUCTORY SLIDE

o    Thank you, Al, for the introduction.

o Before I begin, let me just say how very excited the entire Global Energy Markets team is about this transaction. From a personal perspective, I have no doubt that together with Allegheny, we will be able to take advantage of many of the exciting opportunities within the deregulating energy marketplace.

o GEM looks forward to becoming part of the Allegheny family and toward building Allegheny Energy Supply into one of the leading merchant energy companies of the world.

     SLIDE 14 - OVERVIEW OF GEM

o Global Energy Markets has historically focused its business on executing highly structured, long-dated transactions. These transactions have proven to be highly profitable and critical to establishing an overall book of business that is the cornerstone of our overall operations.

o In addition to these highly structured transactions, Global Energy Markets also employs its market intelligence and proprietary pricing models to take advantage of shorter-term arbitrage opportunities in energy markets throughout North America.

o Having been actively trading for close to two years, the growth of our business has been phenomenal. In the Q2 2000, we were the top investment bank in power trading and ranked in the top 20. We are also quite active in the natural gas markets in both financially and physically settled natural gas transactions.

o We have over 60 active counterparties and a portfolio with over 7,000 trades

o In 1999, GEM Gross Margins were $49 million for only 9 months of trading activity.

o As of December 1, 2000, GEM's Gross Margins were estimated at $72.5 million. On a going forward basis, GEM expects that - based upon its existing book of business - as well as new transactions that will be executed, significant revenue growth will occur.

o The GEM operation is a 24 hour, 7 day per week operation trading in all major North American energy markets.

o There are over 50 individuals that support the Global Energy Markets business.

o 20 "key" professionals have executed long term employment contracts with Allegheny.

SLIDE 15 - GEM's TRADING ACTIVITIES

o As stated previously, GEM's trading activities have been focused on the creation of an established book of business comprised of various long dated structured transactions.

o A number of these transactions have been fuel tolling or "spark spread" transactions in various regions of the United States, including WSCC.

o In addition to tolling agreements, GEM has structured load service and load shaping agreements in PJM, New York and WSCC.

o GEM has significant expertise and experience in working with utilities to design and impliment portfolio optimization transactions.

o Outside of "power", GEM also has been active in designing and executing natural gas and crude oil securitization transactions. As a result of these activities, GEM has built a valuable, diverse book of business that we expect will highly compliment that Allegheny Energy Supply asset portfolio.

o In addition to existing synergies, we expect that as Allegheny Energy Supply adds additional capacity - either through acquisition or development
     - positive market opportunities will also present themselves.

SLIDE 16 - GEM INFRASTRUCTURE

o GEM's infrastructure has been one of the most critical factors behind its success and is something that I and many GEM members are immensly proud of.

o Unlike other energy trading firms that have formed through ad hoc strategies, GEM originates from an environment that has had a long-standing, solid focus on trading and risk management.

o Our infrastructure is a combined platform of an underlying risk management system that has been tried and tested by years of trading at Merrill Lynch and a series of proprietary models and techniques unique to energy commodities.

o It is GEM's infrastructure that proves to be one of our most significant competitive advantages. Our infrastructure, combined with our experienced and existing book of business will serve to mitigate Allegheny's existing risk exposure. Once combined with Allegheny's premier generation portfolio, GEM's strengths will enable a first class national energoy merchant.

SLIDE 17 - PORTFOLIO OPTIMIZATION

o Experience and infrastructure are significant elements in an energy trading business.

o GEM's market knowledge and information, modeling capabilities and extensive experience in spark spread trading and regional/transmission arbitrage have enabled it to effectively manage its portfolio through very volatile market conditions.

o This series of abilities - when combined with Allegheny's portfolio - will enable GEM to effectively hedge Allegheny's position and mitigate risk - while at the same time optimizing the value embedded in the portfolio.

o There are many potential opportunities for portfolio optimization and value extraction from the Allegheny portfolio. These include transmitting power to high-priced Eastern markets - including PJM West - or engaging in fuel-switching and other spark-spread oriented trading activities.

o GEM's experience in optimizing utility generation portfolios will enable it to have similar success with the Allegheny portfolio while at the same time not materially increasing risk.

SLIDE 18 - FORMING A LEADING ENERGY TRADING BUSINESS

o The combination of Allegheny Energy Supply with GEM has all of the proper ingredients for the formation of a leading merchant energy company.

o There are many factors that are critical to creating such a company - among these factors are an existing fleet of exceptional assets, the potential for growth and a properly incented team of dedicated professionals.

o Allegheny has one of the best portfolios of generation assets, a strong development capability, the soon to be closed acquisition of the Enron assets and easy access to six liquid power trading hubs.

o With GEM, Allegheny will be able to manage its commodity price risk while simultaneously extracting significant value from the energy commodity markets.


SLIDE 19 - ALLEGHENY ENERGY SUPPLY & GEM

o This is the Brag-a-Watt slide. It is an unfortunate necessity as I don't believe that there has ever been established a correlation between volume and profitability.

o The combination of Allegheny Energy Supply and GEM will result in an energy trading operation that will be among the top volume traders.

o However, the focus of the enterprise will not be on volume - but rather on profits.

o    We will not run our business with a primary focus on volume.

o Rather, we will run our business with a primary focus on managing the risk and extracting value from the combined GEM book of business and the existing Allegheny Energy Supply asset fleet as well as assets that are newly acquired and/or developed.


SLIDE 20 MIKE MORRELL INTRODUCTION SLIDE

o        Reiterate G.E.M team's excitement about joining Allegheny Energy
         Supply.
o        Introduce Mike Morrell.


                                      # # #

During the presentation, Michael P. Morrell, Allegheny's Chief Financial Officer, spoke from the following prepared text.

Certain statements within constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, and prices. Such factors include, among others, the following: general and economic and business conditions; industry capacity; changes in technology; changes in political, social, and economic conditions; regulatory matters; litigation involving Allegheny Energy; regulatory conditions applicable to Allegheny Energy; the loss of any significant customers; and changes in business strategy or development plans.

MIKE MORRELL'S PROJECT FALCON TALKING POINTS

SLIDE 21     ADDITIONAL TERMS
Thank you, Dan.

In addition to the transaction terms already presented by Al and Dan, there are several more worth mentioning.

Merrill Lynch will refer any clients seeking energy commodity risk management needs to Allegheny Energy Supply for a period of 2 1/2 years. This will help ensure a steady and growing stream of trading opportunities, and through Merrill Lynch's investment banking group, give us continued access to potential clients that we might not otherwise have.

The support infrastructure necessary to conduct business is included in this deal, including operating and trading system applications. We will likely need to add some on-site accounting, legal and risk management people.

Merrill Lynch also has committed to a non-compete provision for a period after the contract execution date.


SLIDE 22    STRATEGIC BENEFITS

Al described how Global Energy Markets, or G.E.M, enhances Allegheny Energy's earnings growth and shareholder value and Dan described the trading activities that will drive that growth and value. Much of that is based on the strategic benefits of this transaction.

When people think of the kinds of activities Dan discussed, they may perceive an increase in business risk. On the contrary, we believe G.E.M will actually mitigate risk through the improved risk management skill set they bring to Allegheny Energy Supply. While we have sound risk management practices in place, they have been aimed almost solely at asset-based trading activities. G.E.M brings skill sets that we previously did not have; namely, the experience and expertise to successfully execute complex financial trades.

G.E.M will help us optimize our energy portfolio, further unlocking the value of our low-cost generating assets.

Along with our generating asset development plans and acquisition possibilities, which already make us more than a regional player, G.E.M will expand the market reach of Allegheny Energy Supply well beyond our current boundaries.

And, the addition of a commodity marketing and trading unit should enhance the value of Allegheny Energy Supply in the event of an IPO and spin-off by adding an essential dimension to an Independent Power Producer package offering.


SLIDE 23   SYNERGY OPPORTUNITIES
There are also revenue enhancement synergies and cost savings synergies resulting from the combination of G.E.M and Allegheny Energy Supply.

We expect revenue enhancement of $20 to $25 million annually. This comes from G.E.M's trading capabilities, portfolio management skills, forward trading positions and market reach coupled with Supply's generating assets and existing forward positions. G.E.M also has the capability to trade and manage the spark spread, the difference between the cost of generating gas-fired power and the market price received for that power. This is increasingly important given our recent acquisition of 1,710 MW of gas-fired generation from Enron along with our 198 MW of existing gas-fired assets and announced gas-fired generating development project capacity totaling nearly 2,500 MW.

Also, cost savings synergies should be in the range of $4 to $8 million, annually.

SLIDE 24   EBIT/EARNINGS OPPORTUNITIES
This slide demonstrates the earnings before interest and taxes and earnings opportunities from this combination of G.E.M and Allegheny Energy Supply.

Total EBIT and earnings growth reflected here for the 2001 to 2005 period are about 14% annually. This earnings growth assumes that the Financial Accounting Standards Board requirement for goodwill amortization is deleted by FASB. These cash flow and earnings numbers are conservative. There is just no way to quantify, today, the benefit that can be derived from the continued growth of our generation fleet, with increasing fuel and regional diversity coupled with the application of sophisticated risk management efforts.

SLIDE 25 FINANCING

The acquisition of G.E.M will be financed with $490 million of debt issued by Allegheny Energy Supply. The debt will be a combination of medium term notes and short-term debt. We remain committed to maintaining an investment grade rating for Allegheny Energy Supply Company and expect to meet with the rating agencies soon to apprise them of this latest development in the evolution of Allegheny Energy. We have the necessary authority to raise the $490 million before closing.

SLIDE 26   GOALS & PROMISES

We at Allegheny Energy have a positive record of delivering on our goals and promises. We have previously stated goals of growing our unregulated revenues and net income to 70 percent and 75 percent, respectively, by 2005. We also have stated that our generation portfolio may grow to about 18,000 MW by 2005. We have more than 8,800 MW of capacity currently in operation. We have recently won an auction for 1,710 MW and have announced development projects for nearly 2,500 MW that brings the total to nearly 13,000 MW. This slide shows we are making substantial progress toward those goals and, with the addition of G.E.M, are making great strides in our transformation into a leading national energy merchant.

SLIDE 27   EARNINGS OUTLOOK
Not shown on the prior slide is the most important goal - growing earnings-per-share. In mid-December, 2000, we held a conference call to give our outlook for earnings in 2001. At that time, we stated that our earnings-per-share for this year, 2001, would fall within a range of $3.10 to $3.30 without factoring in the recent acquisition of an additional 1,710 MW of generating assets. That acquisition should add an incremental 40 cents per share this year.

The addition of Global Energy Markets will add another 30 to 40 cents per share to 2001 earnings.

Therefore, our revised earnings guidance range for 2001 is $3.80 to $4.10 per share. This is a substantial increase over the 2000 guidance of $2.80 to $2.90 but, nevertheless, achievable assuming the acquisition of G.E.M and the recently announced generating asset purchase close within their anticipated timeframes.

We have said that we will grow earnings-per-share by more that 10% per year through 2004, and we will also have earnings growth at Allegheny Energy Supply at a level that will allow it to compete and compete for capital with other power growth companies. That will be especially important if we take the step of doing an IPO or spin of Supply. After all, we are keen on creating value for our shareholders, and we believe this acquisition, along with other steps we have recently taken, will do just that.

SLIDE 28  CONCLUDING REMARKS
We are all very enthusiastic about this next step in Allegheny Energy's transformation to a leading national energy company. At this time, we'd be happy to answer your questions.

                                      # # #

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                Allegheny Energy, Inc.

                                                By: /s/ Michael P. Morrell
                                                   ------------------------
                                                Name:  Michael P. Morrell
                                                Title: Senior Vice President


Dated:  January 8, 2001